Exhibit 99.1
RSC Reports 1Q10 Results; Provides 2Q10 Outlook and Reaffirms FY10 Free Cash Flow Outlook
SCOTTSDALE, Ariz., April 22, 2010 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended March 31, 2010. Total revenue was $261 million and rental revenue was $222 million, compared with $351 million and $287 million, respectively, for the same period last year. The company reported a first quarter net loss of $38 million, or $0.37 per diluted share, compared with a net loss of $14 million, or $0.13 per diluted share, for the first quarter 2009.
Adjusted EBITDA was $66 million for the quarter, compared with $108 million for the same period last year. Adjusted EBITDA margin was 25.3% for the first quarter, compared with 30.6% in 2009. The change in profitability primarily reflects a decline in business activity and the resulting negative impact on volume and pricing, partially offset by the savings realized from the company’s cost-cutting initiatives.
First Quarter 2010 Highlights
•	Achieved strong growth in fleet on rent, increasing 21% during the quarter compared to a 7% decline in the same period in the prior year.

•	Invested $45 million of gross rental capital expenditures in response to growing demand for select categories.

•	Sold $65 million of fleet at original equipment cost with margins of 9%, up from 4% in the fourth quarter.

•	Generated free cash flow of $50 million.

•	Decreased debt by $45 million during the quarter and had $558 million of borrowing availability under the ABL revolver as of March 31, 2010.

•	Fleet utilization was 54.8%, and rental rates declined 9.9% compared with the first quarter last year.

•	Launched five new locations in response to continued success in the industrial segment.
CEO Comments
Erik Olsson, President and Chief Executive Officer, stated: “While operating in a still-challenging economy, we drove utilization up with momentum building throughout the quarter. Our industrial diversification strategy and transition to playing offense enabled us to meet or exceed our first quarter revenue, adjusted EBITDA, and free cash flow expectations. To build on this momentum, we continued to position the company for the future with five new location openings, selective investment in our rental fleet and further investment in our sales and marketing organization with an emphasis on key account management. In addition, our execution on key customer service requirements is being validated by the marketplace, as evidenced by reaching a record level in our net promoter customer loyalty scores.”
Outlook for 2Q10 and FY 2010
Business activity in the company’s served markets was down on a year-over-year basis in the first quarter, while declines on a sequential basis appear to be moderating. Industry wide fleet levels exceed demand and as a result rental rates will continue to be under pressure.
The company expects utilization and fleet on rent to continue to build in the second quarter resulting in positive year-over-year volume growth, while pricing remains challenging and, as a result, year-over-year comparisons for rental revenues for the quarter will be unfavorable.

Results are expected in the ranges that follow:
Q2 2010

Rental revenues	$245 - $260 million
Total revenues	$285 - $300 million
Adjusted EBITDA	$ 85 - $ 95 million
Free cash flow	$ 20 - $ 30 million
The company expects to generate $70 to $100 million of free cash flow for full-year 2010, consistent with its previous estimate.
Mr. Olsson concluded: “We continue to expect 2010 to be a year of transition, with demand bottoming out, followed by a modest recovery in the second half. Given this outlook we expect positive year-over-year comparisons starting in the second half. Building on the momentum started in the first quarter, we believe our strategy of preparing for improved market conditions positions us to emerge stronger as the cycle turns. Our investment in key account management and customer service, in combination with our well-maintained fleet and our execution skills, should enable us to be a primary beneficiary of this economic recovery.”
Conference Call
RSC Holdings will hold a conference call today at 5:15 p.m. Eastern Time. Investors may access the call by visiting the investor relations portion of the RSC website at www.RSCrental.com/Investor. To listen to the live conference call from the U.S. and Canada dial (866) 393-7634; from international locations dial (706) 679-0678. A replay of the conference call will be available through May 4, 2010. To access the replay dial: U.S. and Canada: (800) 642-1687; international (706) 645-9291. Pass code: 68237270. A replay of the webcast will also be available at www.RSCrental.com/Investor.
Investor Presentation Information
Information concerning our business and financial results that we expect to use at upcoming investor presentations will be made available on our website immediately following the conference call and will be maintained on our website for at least the period of its use at such meetings or until updated by more current information.
About RSC Holdings Inc.
RSC Holdings Inc. (NYSE: RRR) based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.3 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 462 branch locations across 40 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,100 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of March 31, 2010. Additional information about RSC is available at www.RSCrental.com.
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.

The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliation” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,		Change
	2010	2009	%
Revenues:
Equipment rental revenue	$222,213	$287,470	(22.7)%
Sale of merchandise	11,421	13,900	(17.8)
Sale of used rental equipment	27,106	49,903	(45.7)

Total revenues	260,740	351,273	(25.8)

Cost of revenues:
Cost of equipment rentals, excluding depreciation	131,226	149,479	(12.2)
Depreciation of rental equipment	66,645	75,263	(11.5)
Cost of merchandise sales	8,074	10,000	(19.3)
Cost of used rental equipment sales	24,637	45,792	(46.2)

Total cost of revenues	230,582	280,534	(17.8)

Gross profit	30,158	70,739	(57.4)

Operating expenses:
Selling, general and administrative	33,778	39,513	(14.5)
Depreciation and amortization of non-rental equipment and intangibles	10,057	11,782	(14.6)
Other operating (gains) losses, net	(2,312)	108	n/a

Total operating expenses, net	41,523	51,403	(19.2)

Operating (loss) income	(11,365)	19,336	n/a
Interest expense, net	49,793	40,210	23.8
Other (income) expense, net	(199)	303	n/a

Loss before benefit for income taxes	(60,959)	(21,177)	n/a
Benefit for income taxes	(23,131)	(7,673)	n/a

Net loss	$(37,828)	$(13,504)	n/a

Weighted average shares outstanding used in computing net loss per common share:
Basic and diluted	103,477	103,428

Net loss per common share:
Basic and diluted	$(0.37)	$(0.13)

Other operational data:
Fleet utilization (a)	54.8%	57.8%
Average fleet age at period end (months)	42	34
Same store rental revenue growth / (decline) (a)	(22.6)%	(21.3)%
Employees (a)	4,134	4,592
Original equipment fleet cost (in millions) (a)	$2,301	$2,560

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009

Assets
Cash and cash equivalents	$7,862	$4,535
Accounts receivable, net	175,418	181,975
Inventory	13,961	14,421
Rental equipment, net	1,340,941	1,384,999
Property and equipment, net	114,377	123,197
Goodwill and other intangibles, net	939,872	940,063
Deferred financing costs	52,617	55,539
Other assets	24,513	24,590

Total assets	$2,669,561	$2,729,319

Liabilities and Stockholders’ (Deficit) Equity
Accounts payable	$81,438	$46,275
Accrued expenses and other liabilities	181,881	174,829
Debt	2,126,842	2,172,109
Deferred income taxes	289,208	312,465

Total liabilities	2,679,369	2,705,678
Total stockholders’ (deficit) equity	(9,808)	23,641

Total liabilities and stockholders’ (deficit) equity	$2,669,561	$2,729,319

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(37,828)	$(13,504)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	76,702	87,045
Amortization of deferred financing costs	3,173	2,603
Amortization of original issue discount	268	—
Share-based compensation expense	663	1,132
Gain on sales of rental and non-rental property and equipment, net of non-cash writeoffs	(2,608)	(3,208)
Deferred income taxes	(23,666)	(12,287)
Gain on insurance settlement	(1,736)	—
Interest expense on hedge ineffectiveness	85	—
Changes in operating assets and liabilities	50,428	4,349

Net cash provided by operating activities	65,481	66,130

Cash flows from investing activities:
Purchases of rental equipment	(44,906)	(8,591)
Purchases of property and equipment	(331)	(1,107)
Proceeds from sales of rental equipment	27,106	49,903
Proceeds from sales of property and equipment	1,296	3,459
Insurance proceeds from rental equipment and property claims	1,736	2,000

Net cash (used in) provided by investing activities	(15,099)	45,664

Cash flows from financing activities:
Net payments on debt	(47,020)	(112,816)
Financing costs	(624)	(275)
Proceeds from stock option exercises	15	256
Other	—	(1,069)

Net cash used in financing activities	(47,629)	(113,904)

Effect of foreign exchange rates on cash	574	(25)

Net increase (decrease) in cash and cash equivalents	3,327	(2,135)
Cash and cash equivalents at beginning of year	4,535	13,670

Cash and cash equivalents at end of period	$7,862	$11,535

Supplemental disclosure of cash flow information:
Cash paid for interest	$36,831	$32,715
Cash received for taxes, net	406	5,577

RSC HOLDINGS INC. AND SUBSIDIARIES
Rental Revenue Growth Bridge
(in thousands)

Rental Revenues
Three Months Ended
March 31,
2009	$287,470

Changes:
Volume	-13.7%
Price	-9.9%
Currency	0.9%

2010	$222,213

Annex A
EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including gain on extinguishment of debt, net, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.
The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our ability to service debt and as tools to evaluate our financial performance. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income or net cash provided by operating activities as defined under GAAP.
Free cash flow. The company defines free cash flow as net cash provided by operating activities less net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures. No quantitative reconciliations of the estimated ranges for Adjusted EBITDA and free cash flow to their respective most comparable measure calculated and presented in accordance with GAAP are included as the company is unable to quantify certain amounts that would be required to be included in such GAAP measures.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted EBITDA GAAP Reconciliation
(in thousands)

	Three Months Ended
	March 31,
	2010	2009
Net loss	$(37,828)	$(13,504)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	76,702	87,045
Interest expense, net	49,793	40,210
Benefit for income taxes	(23,131)	(7,673)

EBITDA	$65,536	$106,078

Adjustments:
Share-based compensation	663	1,132
Other (income) expense, net	(199)	303

Adjusted EBITDA	$66,000	$107,513

(Adjusted EBITDA as a percentage of total revenues)	25.3%	30.6%
Free Cash Flow GAAP Reconciliation
(in thousands)

	Three Months Ended
	March 31,
	2010	2009
Net cash provided by operating activities	$65,481	$66,130

Purchases of rental equipment	(44,906)	(8,591)
Purchases of property and equipment	(331)	(1,107)
Proceeds from sales of rental equipment	27,106	49,903
Proceeds from sales of property and equipment	1,296	3,459
Insurance proceeds from rental equipment and property claims	1,736	2,000

Net capital (expenditures) inflows	(15,099)	45,664

Free cash flow	$50,382	$111,794

Statistical Measures
Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the period.
Same store rental revenue growth is calculated as the year over year change in rental revenue for locations that are open at the end of the period reported and have been operating under the company’s direction for more than 12 months.
Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.
Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.
Contacts
RSC Holdings Inc.
Investor/Analyst Contacts:
Scott Huckins, VP — Treasurer, (480) 281-6928
Scott.Huckins@RSCRental.com
or
Media Contact:
Chenoa Taitt, (212) 223-0682